EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bob Evans Farms, Inc. of our report dated May 31, 1996, included in the 1996 Annual Report to Stockholders of Bob Evans Farms, Inc..

We also consent to the incorporation by reference of our report dated May 31, 1996, with respect to the consolidated financial statements incorporated herein by reference in the following Registration Statements:

   o     Form S-8    No. 33-17978 -- 1987 Incentive Stock Option Plan

   o     Form S-8    No. 33-30665 -- 1989 Stock Option Plan for Nonemployee
                                     Directors

   o     Form S-8    No. 33-34149 -- 401K Retirement Plan

   o     Form S-8    No. 33-42778 -- 1991 Incentive Stock Option Plan

   o     Form S-8    No. 33-53166 -- Nonqualified Stock Option Plan

   o     Form S-8    No. 33-69022 -- Long Term Incentive Plan for Managers

   o     Form S-8    No. 33-55269 -- 1994 Long Term Incentive Plan

   o     Form S-3    No. 33-58443 -- Dividend Reinvestment and Stock Purchase
                                     Plan


                                                Ernst & Young LLP



Columbus, Ohio
July 19, 1996

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